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                                                                    Exhibit 99.2

                             CONNETICS CORPORATION
                          INDEX TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                                               Page
                                                                                               ----
Unaudited Pro Forma Consolidated Financial Statements.................................          2

Unaudited Pro Forma Consolidated Balance Sheet as of
     December 31, 2003................................................................          3

Notes to Unaudited Pro Forma Consolidated Balance Sheet...............................          4

Unaudited Pro Forma Consolidated Statement of Operations
     for the Year Ended December 31, 2003.............................................          5

Notes to Unaudited Pro Forma Consolidated Statement of Operations.....................          6

                              CONNETICS CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Consolidated Financial Statements have been prepared to give effect to the recent acquisition by Connetics Corporation ("Connetics") of the exclusive U.S. rights to Soriatane(R)-brand (acitretin) from Hoffmann-La Roche Inc. (the "Soriatane Product Line") on March 4, 2004. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2003, gives effect to the acquisition as if it had occurred on December 31, 2003. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003 gives effect to the acquisition as if it had occurred on January 1, 2003.

         The pro forma adjustments are based upon available information and certain assumptions that Connetics believes are reasonable under the circumstances. Pro forma adjustments are applied to the historical financial statements of Connetics and the acquisition. The transaction was accounted for as an acquisition of intangible assets.

         The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with (1) Connetics' historical Consolidated Financial Statements and related Notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations included in Connetics' Annual report on Form 10-K for the year ended December 31, 2003, and (2) the financial statements of the Soriatane Product Line included elsewhere in this Current Report on Form 8-K/A dated March 4, 2004. The Unaudited Pro Forma Consolidated Financial Statements and related notes are provided for information purposes only and do not purport to be indicative of the results which would have actually been obtained had the acquisition been completed on the date indicated or which may be expected to occur in the future.

                              CONNETICS CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003
                                 (In thousands)

                                                                       SORIATANE     PRO FORMA
                                                  CONNETICS           PRODUCT LINE  ADJUSTMENTS        PRO FORMA
ASSETS
Current assets:
  Cash, cash equivalents and
               marketable securities              $  114,662                        $    56,910 (1)   $    48,572
                                                                                       (123,000)(2)

  Restricted cash - current                              304                                                  304
  Accounts receivable, net                             2,594                                                2,594
  Prepaid expenses and other current assets            4,814               1,460                            6,274
-----------------------------------------------------------------------------------------------------------------
Total current assets                                 122,374               1,460        (66,090)           57,744
Property and equipment, net                            5,628                                                5,628
Debt issuance costs, deposits and other assets         5,418                                                5,418
Goodwill, net                                          6,271                                                6,271
Other intangible assets, net                           6,206                            127,241 (3)       133,447
-----------------------------------------------------------------------------------------------------------------
      Total assets                                $  145,897            $  1,460    $    61,151       $   208,508
=================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                $    3,884                                          $     3,884
  Accrued payroll and related expenses                 3,792                                                3,792
  Accrued clinical trial costs                           857                                                  857
  Current portion of deferred revenue                     19                                                   19
  Other accrued liabilities                            1,575               3,741          1,960 (4)         7,276
-----------------------------------------------------------------------------------------------------------------
      Total current liabilities                       10,127               3,741          1,960            15,828
Convertible senior notes                              90,000                                               90,000
Other non-current liabilities                             16                                                   16

Commitments and contingencies
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.001 par value:
     5,000,000 shares authorized; none issued
     or outstanding                                       --                                                   --
  Common stock, $0.001 par value;
     50,000,000 shares authorized; shares
     issued and
     outstanding: 31,885,404 in 2003 and
     31,180,436 in 2002                                   32                                                   32
  Additional paid-in capital                         174,080                             56,910 (1)       230,990
  Net assumed liabilities of acquired
     product line                                         --              (2,281)         2,281 (3)            --
  Deferred stock compensation                            (31)                                                 (31)
  Accumulated deficit                               (130,188)                                            (130,188)
  Accumulated other comprehensive income               1,861                                                1,861
-----------------------------------------------------------------------------------------------------------------
      Total stockholders' equity                      45,754              (2,281)        59,191           102,664
-----------------------------------------------------------------------------------------------------------------
      Total liabilities and stockholders' equity  $  145,897            $  1,460    $    61,151       $   208,508
=================================================================================================================

           See Notes to Unaudited Pro Forma Consolidated Balance Sheet

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Reflects the net proceeds from the issuance of 3,000,000 shares of common stock in a private placement in February 2004. These net proceeds from this private placement were used to help finance the acquisition of the Soriatane Product Line.

(2) Reflects the payment of $123.0 million to Hoffmann-La Roche Inc. upon closing of the Soriatane Product Line acquisition.

(3) Reflects the acquisition of the Soriatane Product Line from Hoffmann-La Roche Inc. for a purchase price of $123.0 million plus estimated acquisition costs of $500,000 and assumed liabilities of approximately $3.7 million.

(4) Reflects an accrued liability of approximately $1.5 million for the purchase of Soriatane inventory plus estimated acquisition costs of $500,000.

                              CONNETICS CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (In thousands, except per share data)

                                                                                 SORIATANE             PRO FORMA
                                                                CONNETICS       PRODUCT LINE          ADJUSTMENTS   PRO FORMA
---------------------------------------------------------------------------------------------------------------------------------
TOTAL NET REVENUES                                              $  75,331          $ 41,187                           $116,518
OPERATING COSTS AND EXPENSES:
  Cost of product revenues                                          5,129             1,915                              7,044
  Research and development                                         30,109                                               30,109
  Selling, general and administrative                              42,600            15,301             (1,364)(1)      56,537
  Amortization of acquired product rights                                                               12,724 (2)      12,724
------------------------------------------------------------------------------------------------------------------------------
Total operating costs and expenses                                 77,838            17,216             11,360         106,414
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS                                      (2,507)           23,971            (11,360)         10,104
INTEREST AND OTHER INCOME (EXPENSE):
  Interest income                                                     972                                                  972
  Interest expense                                                 (1,632)                                              (1,632)
  Other income (expense), net                                         234                                                  234
------------------------------------------------------------------------------------------------------------------------------
  Income (loss) before income taxes                                (2,933)           23,971            (11,360)          9,678
  Income tax provision                                              1,167                                5,044 (3)       6,211
------------------------------------------------------------------------------------------------------------------------------
  Net income (loss)                                             $  (4,100)         $ 23,971           $(16,404)        $ 3,467
==============================================================================================================================
BASIC INCOME (LOSS) PER COMMON SHARE --                         $   (0.13)                                         $      0.10
==============================================================================================================================
DILUTED INCOME (LOSS) PER COMMON SHARE --                       $   (0.13)                                         $      0.10
------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
 Shares used to compute basic net income (loss) per share          31,559                                3,000(4)       34,559
 Shares used to compute diluted net income (loss) per share        31,559                                3,000          36,377 (5)
==============================================================================================================================

      See Notes to Unaudited Pro Forma Consolidated Statement of Operations

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1) To remove non-recurring restructuring related charges incurred by Hoffmann-La Roche Inc.

(2) Represents amortization of intangible assets acquired over the estimated useful lives of 10 years.

(3) Assumes a combined federal and state statutory rate of 40% for 2003 applied to the unaudited incremental pro forma income before taxes. Connetics did not consider the use of any available net operating loss carry forwards.

(4) Reflects shares issued in a private placement of common stock in February 2004 to help finance the acquisition of the Soriatane Product Line.

(5) Includes 49,321 weighted average warrants and 1,769,242 weighted average stock options outstanding during the period.